INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-40186 of Oppenheimer Main Street Opportunity Fund on Form N-1A of our report dated September 13, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information.



DELOITTE & TOUCHE LLP

Denver, Colorado
September 14, 2000